EXHIBIT 2.1


                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                July 3, 2003

                                by and among

              Pinoak, Inc., a Nevada corporation ("Pinoak"),

                     Nutri Pharmaceutical Research, Inc.
                        a Nevada corporation ("NPRI"),


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                    MERGER AGREEMENT AND PLAN OF REORGANIZATION

         MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of July 3, 2003, by and among Pinoak, Inc., a Nevada corporation ("Pinoak"), having its principal place of business at 10801 E Grove, Mesa, AZ 85208 and Nutri Pharmaceutical Researh, Inc., a Nevada corporation ("NPRI"), having its principal place of business at 3566 Polaris Avenue, Suite 1, Las Vegas, NV 89103.

         WHEREAS, Pinoak is authorized to issue 20,000,000 shares of common stock, par value $0.001 per share (the "Pinoak common Stock"), of which 2,000,000 shares are issued and outstanding on the date hereof (the "Outstanding Pinoak Shares"), and 5,000,000 shares of preferred stock are authorized, par value $0.001 per share (the "Pinoak Preferred Stock"), none of which are issued and outstanding. Under Rule 419, 2,399,334 shares were purchased by the investors, these shares are being held in on the date hereof;

         WHEREAS, NPRI is authorized to issue 20,000,000 shares of its common stock, par value $0.001 par value ("NPRI Common Stock"), and 5,000,000 shares of preferred stock are authorized, par value $0.001 per share (the "NPRI Preferred Stock"), none of which are issued and outstanding, on the date hereof;

         WHEREAS, the respective Boards of Directors of Pinoak and NPRI, deem it advisable and generally to the advantage and welfare of Pinoak and NPRI and their respective shareholders that NPRI be merged with and into Pinoak under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Nevada General Corporation Law (the "NGCL") and to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"),

         NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

         1. VOTE ON MERGER.
            --------------

                  (a) As soon as practicable after the date hereof, Pinoak shall cause a special meeting of its shareholders to be held to consider and vote upon the transactions contemplated by this agreement, including but not limited to the Merger, the change of Pinoak's name to " Nutri Pharmaceutical Research, Inc." the authorization of additional shares of Pinoak Common Stock, amendments to Pinoak, Inc.'s certificate of incorporation and by-laws (collectively, the "Shareholder Matters"). Pinoak shall promptly take such actions as may be necessary to effect the foregoing, including filing and using its commercially reasonable best efforts to cause to be declared effective a Post-Effective Amendment to its Form SB-2 Registration Statement, File No. 333-76242 (the "Post-Effective Amendment") pursuant to Rule 419 ("Rule 419") under the Securities Act of 1933, as amended (the "Securities Act").

                  (b) As soon as practicable after the date hereof, but in no event after October 24, 2003, Pinoak shall obtain the written consent of its shareholders to approve the Merger.



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                  (c) If the Merger and the other Shareholder Matters are
approved by the shareholders of Pinoak in accordance with the laws of the State of Nevada and the requirements of Rule 419, subject to the further conditions and provisions of this Agreement, a closing of the transactions contemplated by this Agreement shall be held (the "Closing"), and a certificate of merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretary of State of the State of Nevada as promptly as possible thereafter. The certificate of merger (the "Certificate of Merger") so filed shall be in the form as the Boards of Directors of Pinoak and NPRI shall mutually approve. The date and time that such Certificate of Merger is accepted for filing by the Secretary of State of Nevada shall be the "Effective Time."

                  (e) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Pinoak and NPRI shall vest in NPRI as the surviving corporation in the Merger (referred to hereinafter sometimes as the "Surviving Corporation"), and all debts, liabilities and duties of Pinoak and NPRI shall become the debts, liabilities and duties of the Surviving Corporation.

                  (f) CERTIFICATE OF INCORPORATION; BYLAWS.
                      ------------------------------------

                           (1) At the Effective Time, the Certificate of
Incorporation of Pinoak, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

                           (2) The Bylaws of Pinoak, as in effect immediately
prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

                  (g) DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of NPRI immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of NPRI immediately prior to the Effective Time, until their respective successors are duly appointed.

                  (h) EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Pinoak, NPRI or the holders of any of the following securities, the following shall occur:





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                           (1) CONVERSION OF NPRI COMMON STOCK.  Each share
of NPRI Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive one share (the "Common Stock Exchange Ratio"), which represents 8,000,000 shares of Pinoak common Stock upon surrender of the certificate representing such share of NPRI Common Stock in the manner provided in Section 1(j) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1(l)).  The Pinoak shares will be issued to the
NPRI shareholders on their pro-rata ownership basis of NPRI.


                           (2) FRACTIONAL SHARES.  No fraction of an Pinoak
Share will be issued by virtue of the Merger, but in lieu thereof the number of shares of Pinoak Shares shall be rounded up to the nearest whole number.


                  (j) SURRENDER OF CERTIFICATES.
                      -------------------------

                           (1) EXCHANGE AGENT. NPRI shall select a bank,
trust company or bonded/licensed escrow company to act as the exchange agent (the "Exchange Agent") in the Merger.

                           (2) PINOAK TO PROVIDE PINOAK SHARES.  As
promptly as practicable after the Effective Time, Pinoak shall make available to the Exchange Agent for exchange in accordance with this Article I, that number of Pinoak Shares as is issuable pursuant to Section 1(h) in exchange for outstanding shares of NPRI Common Stock and NPRI Preferred Stock and any dividends or distributions to which holders of shares of NPRI Common Stock and NPRI Preferred Stock may be entitled pursuant to Section 1(j)(4).

                           (3) EXCHANGE PROCEDURES. As soon as practicable
after the Effective Time, Pinoak shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding NPRI Shares whose shares were converted into the right to receive Pinoak Shares pursuant to this Agreement, and any dividends or other distributions pursuant to Section 1(j)(4), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Pinoak may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Pinoak Shares and any dividends or other distributions pursuant to Section 1(j)(4). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Pinoak, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole Pinoak Shares into which their NPRI Shares were converted at the Effective Time and any dividends or distributions payable pursuant to Section 1(j)(4), and the Certificates so


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surrendered shall forthwith be canceled.  Until so surrendered, outstanding
Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1(j)(4) as to the payment of dividends, to evidence only the ownership of the number of full Pinoak Shares into which such NPRI Shares shall have been so converted and any dividends or distributions payable pursuant to Section 1(j)(4).

                           (4) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES
AND ADDITIONAL MERGER CONSIDERATION. No dividends or other distributions declared or made after the date of this Agreement with respect to Pinoak Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Pinoak Shares represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing whole Pinoak Shares issued in exchange therefor along with the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole Pinoak Shares.

                           (5) TRANSFERS OF OWNERSHIP. If Pinoak Shares are
to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Pinoak or any agent designated by it any transfer or other taxes required by reason of the issuance of Pinoak Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Pinoak or any agent designated by it that such tax has been paid or is not payable.

                           (6) REQUIRED WITHHOLDING. Each of the Exchange
Agent, Pinoak and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of NPRI Shares such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                           (7) NO LIABILITY. Notwithstanding anything to the
contrary in this Section 1(j)(7), neither the Exchange Agent, Pinoak, the Surviving Corporation nor any party hereto shall be liable to a holder of Pinoak Shares or NPRI Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (k) NO FURTHER OWNERSHIP RIGHTS IN NPRI SHARES. All Pinoak Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such NPRI
Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of NPRI Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

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


                  (l) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the Pinoak Shares into which the NPRI Shares represented by such Certificates were converted pursuant to Section 1(h) and any dividends or distributions payable pursuant to Section 1(j)(4); provided, however, that Pinoak may, in its discretion and as a condition precedent to the issuance of such certificates representing the Pinoak Shares, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pinoak, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  (m) TAX CONSEQUENCES. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

                  (n) TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Pinoak and NPRI, then Pinoak and NPRI will cause their respective current officers to take all such lawful and necessary action. Pinoak shall perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

         2. REPRESENTATIONS AND WARRANTIES BY NPRI. NPRI represents and warrants as follows:

                  (a) NPRI is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada, authorized to issue the NPRI Common Stock and the NPRI Preferred Stock. The issued and outstanding capital stock of NPRI consists only of the shares set forth in Section 2(a) of the NPRI Schedule, and except as set forth thereon there are no issued or outstanding rights, options or warrants to purchase NPRI Common Stock or any issued or outstanding securities of any nature convertible into NPRI Common Stock. The issued and outstanding shares of NPRI Common Stock have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  (b) NPRI has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of NPRI. This Agreement has been duly executed and delivered by NPRI and constitutes a valid and binding obligation of NPRI, enforceable against NPRI in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

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


                  (c) NPRI is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of NPRI (an "NPRI Material Adverse Effect"). The business of NPRI does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                  (d) The consolidated financial statements of NPRI, consisting of its balance sheet as at June 30, 2003, its statement of operations for the year ended June 30, 2003, its statement of stockholders' equity for the year ended June 30, 2003, and its statement of cash flows for the year ended June 30, 2003, all together with accompanying notes, have been prepared in accordance with GAAP, are true, complete, and accurate in all material respects and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of NPRI, at the date and for the respective periods to which they apply. The financial statements of NPRI referred to above in this Section 2(e) are hereinafter collectively referred to as the "NPRI Financial Statements." Since the inception of NPRI on April 4, 2003, the business of NPRI has been operated in all material respects only in the ordinary course and there has not been any NPRI Material Adverse Effect except as set forth in the NPRI Financial Statements.

                  (e) There are no material liabilities (including, but not limited to material tax liabilities) or material claims against NPRI (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not described in the NPRI Financial Statements, other than liabilities incurred in the ordinary course of business since the date of the NPRI Financial Statements.

                  (f) All federal, state, county and local income, excise, property and other material tax returns required to be filed by NPRI has been filed and all required taxes, fees assessments have been paid or an adequate reserve therefor has been established as described in the NPRI Financial Statements. All tax returns filed by NPRI are true, correct and complete. The income tax returns of NPRI have never been audited by any authority empowered to do so, where any such audit could reasonably be expected to have a NPRI Material Adverse Effect. All taxes required by law to be withheld or collected have been so withheld or collected and, to the extent required, paid to the proper governmental body.

                  (g) Except as described in the NPRI Financial Statements, NPRI has good and marketable title in all material respects to all its furniture, fixtures, equipment and other owned assets as set forth in the NPRI Financial Statements and such assets are owned free and clear of all material security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the NPRI Financial Statements.



                                       B-6
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                  (h) The accounts receivable, net of reserves, set forth in the NPRI Financial Statements represent amounts due for goods sold or services rendered by NPRI in the ordinary course of business and, except as reserved for in the NPRI Financial Statements, are, to the best knowledge of NPRI, collectable in all material respects in the ordinary course of business.

                  (i) Copies of all written material agreements, contracts, arrangements, understandings and commitments, including, without limitation, real estate leases and loan agreements (collectively, "Contracts"), to which NPRI is a party, by which NPRI is bound, or from which NPRI is entitled to receive substantial benefits, and a summary of the provisions of each oral material contract, have been delivered to Pinoak. There is no default by NPRI under any such Contract that could reasonably be expected to have a NPRI Material Adverse Effect. The validity and enforceability of and rights of NPRI contained in each such Contract shall not be materially adversely affected by the Merger or the transactions contemplated hereby.

                  (j) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against NPRI which could reasonably be expected to have a NPRI Material Adverse Effect or which challenge the validity or propriety of the transactions contemplated by this Agreement and, to NPRI's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. NPRI is not a party to or bound by any order, judgment or decree which could reasonably be expected to have a NPRI Material Adverse Effect.

                  (k) Since June 30, 2003, there have been (i) no bonuses or extraordinary compensation paid to any of the officers or directors of NPRI,
(ii) no loans made to or any other transactions with any of the officers or directors of NPRI or their families, (iii) no dividends or other distributions declared or paid by NPRI, and (iv) no purchase by NPRI of any of its capital shares.


                  (l) Since June 30, 2003, NPRI has not issued or committed itself to issue, and until after the Effective Time will not issue or commit itself to issue any NPRI Common Stock or any options, rights, warrants, or other securities convertible into NPRI Common Stock except pursuant to options, rights, warrants or other convertible securities issued and outstanding as of the date hereof except as contemplated by this Agreement.

                  (m) NPRI has maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar to NPRI in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to NPRI, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, shall be delivered to Pinoak upon written request. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid and NPRI has not received any notice of cancellation of any such policies.

                  (n) NPRI has patent applications pending, trademark registrations pending, copyright registrations or applications pending which, it considers its other registered intellectual property.

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                  (o) Since inception, NPRI has in all material respects
operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply could not reasonably be expected to have a NPRI Material Adverse Effect. NPRI has all licenses, permits, orders, and approvals from all governmental bodies required for the conduct of its businesses and is not in violation of any such license, permit, order, or approval, where the lack of such license, permit, etc. would have an NPRI Material Adverse Effect. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation thereof has been threatened.

                  (p) Except as described in the NPRI Financial Statements, since June 30, 2003 there have been no loans, leases or other Contracts outstanding between NPRI and any officer or director of NPRI or any person or entity related to any officer or director of NPRI.

                  (q) Since June 30, 2003, neither NPRI, any promoter, officer or director of NPRI, nor any person intended to become an officer or director of NPRI has been the subject of:

                           (1) a petition under the Federal bankruptcy laws or
any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within five years before the time of such filing, or any corporation or business association of which he was an executive officer at or within five years before the time of such filing;

                           (2) a conviction in a criminal proceeding or a named
subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                           (3) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission
merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii)  Engaging in any type of business
practice; or

                                    (iii) Engaging in any activity in
connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

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


                           (4) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                           (5) a finding by a court of competent jurisdiction
in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (6) a finding by a court of competent jurisdiction
in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                  (r) NPRI has no pension plan, profit sharing or similar employee benefit plan.

                  (s) Except for the consent and approval of the shareholders of Pinoak and NPRI and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by NPRI of this Agreement and (ii) the consummation by NPRI of the Merger and the other transactions contemplated hereby.

                  (t) No employees of NPRI are on strike or threatening any strike or work stoppage. NPRI has no obligations under any collective bargaining or labor union agreements. NPRI is not involved in any material controversy with any of its employees or any organization representing any of its employees.

                  (u) None of the information supplied or to be supplied by or about NPRI for inclusion in the Post-Effective Amendment to be furnished to the Pinoak shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (v) The execution and delivery by NPRI of this Agreement, the consummation and performance the transactions herein contemplated, and compliance with the terms of this Agreement by NPRI will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other material agreement, instrument or Contract to which NPRI is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of NPRI, as amended, or any law, order, rule or regulation, writ, injunction, judgment, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over NPRI or any of its business or properties, which conflict, breach or default could reasonably be expected to have a NPRI Material Adverse Effect.


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         3. REPRESENTATIONS AND WARRANTIES RELATING TO PINOAK. Pinoak
represents and warrants as follows:

                  (a) Pinoak is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada, authorized to issue only 20,000,000 shares of Pinoak common Stock and 5,000,000 shares of preferred stock, $0.001 par value, the rights, powers and designations of which have not been established by the Board of Directors of Pinoak. Immediately prior to the Effective Time, there will be issued and outstanding, 2,000,000 shares of Pinoak Common Stock, all of which will be fully paid and nonassessable (the "Outstanding Pinoak Shares"). Under Rule 419, 2,399,334 shares purchased by the investors were placed in escrow pending:

     o distribution of a reconfirmation prospectus to the investors describing the acquisition of NPRI; and
     o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

There are no issued or outstanding options, warrants or other rights, contingent or otherwise, to purchase or acquire shares of Pinoak common Stock or any issued or outstanding securities of any nature convertible into shares of Pinoak Common Stock. The issued and outstanding shares of Pinoak common Stock have all been issued pursuant to an effective registration statement or an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  (b) Since its inception, the business of Pinoak has been limited to the search for an acquisition or merger partner and, except for transactions related thereto or related to its status as a publicly held company, it has not engaged in any other business or activity.

                  (c) Pinoak has full power and authority to enter into this Agreement and, subject to obtaining the approval of its shareholders, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Pinoak. This Agreement has been duly executed and delivered by Pinoak and constitutes a valid and binding obligation of Pinoak enforceable against Pinoak in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                  (d) Pinoak is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of Pinoak (an "Pinoak Material Adverse Effect"). The business of Pinoak does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                  (e) Pinoak has no subsidiaries.



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


                  (f) The financial statements of Pinoak, consisting of its balance sheets as at December 31, 2002, and its statement of operations, its statement of stockholders' equity and its statement of cash flows for the year ended December 31, 2002, all together with accompanying notes, as set forth in Pinoak's Registration Statement on Form SB-2, have been audited by independent public accountants and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of Pinoak, at the date and for the respective periods to which they apply. The unaudited financial statements of Pinoak, consisting of its balance sheet as at June 30, 2002 and 2001, its statement of income, statement of stockholders' equity and statement of cash flows for the six months ended June 30, 2002, as set forth in Pinoak's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Form 10-QSB," and collectively with the Registration Statement, the "SEC Reports"), have been prepared in accordance with generally accepted accounting principles, have been adjusted for all normal and recurring accruals, and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of Pinoak, at the date and for the respective periods to which they apply. The audited financial statements and the unaudited financial statements of Pinoak are hereinafter referred to as the "Pinoak Financial Statements." The Pinoak Financial Statements have been delivered to NPRI.

                  (g) The business of Pinoak, as described in the SEC Reports, has only been operated in the ordinary course. There has not been any material change in the financial condition of Pinoak from that set forth in the Form 10-QSB except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses or liabilities relating to this Agreement.

                  (h) There are, and at the Effective Time will be, no liabilities (including, but not limited to, tax liabilities) or claims against Pinoak(whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not appearing on the PinoakFinancial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated by this Agreement and (ii) liabilities and commitments incurred or made in the ordinary course of Pinoak's business or taxes incurred on earnings since June 30, 2003, each as listed on the Pinoak Disclosure Schedule attached hereto.

                  (i) All federal, state, county and local income, excise, property or other tax returns required to be filed by Pinoak have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been set up in the Pinoak Financial Statements. Pinoak's income tax returns have never been audited by any authority empowered to do so.

                  (j) Pinoak has no fixtures, furniture, equipment, inventory or accounts receivable.

                  (k) Pinoak has no material Contracts to which it is a party, except those between the parties hereto, and as described in the SEC Reports and except filing and other requirements associated with Pinoak's initial public offering of securities and its status as a publicly held company.

                  (l) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Pinoak, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Pinoak's and Pinoak's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. Pinoak is not a party to or bound by any order, judgment or decree which will, or might reasonably be expected to have a Pinoak Material Adverse Effect.

                  (m) There have been: (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Pinoak; (ii) no loans made to or transactions with any officer or director of Pinoak other than loans by officers to provide working capital described in the SEC Reports, which shall not exceed $10,000 at the Effective Time; (iii) no cash dividends or other cash distributions declared or paid by Pinoak; and (iv) no purchase by Pinoak of any Pinoak Shares.

                  (n) Since June 30, 2003, Pinoak has not issued or committed itself to issue, and prior to the Effective Time will not issue or commit itself to issue any additional common shares (other than the outstanding Pinoak Shares) or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement.

                  (o) Pinoak has furnished to NPRI true and complete copies, including exhibits and, as applicable, amendments thereto, of (i) Pinoak's Registration Statement, including all post-effective amendments thereto, for its initial public offering; (ii) the Prospectus contained therein; and (iii) each Quarterly Report on Form 10-QSB and each Annual Report on Form 10-KSB issued by Pinoak since its inception. None of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading a the time of such filings.

                  (p) Pinoak has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.

                  (q) Since its inception, Pinoak has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

                  (r) Except as set forth in the SEC Reports or otherwise disclosed pursuant hereto, there are no loans, leases or other contracts outstanding between Pinoak and any officer or director of Pinoak or any person related to any officer or director of Pinoak

                  (s) Since Pinoak's inception, no officer or director of Pinoak has been the subject of:

                           (1) a petition under the Federal bankruptcy laws or
any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                           (2) a conviction in a criminal proceeding or a named
subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                           (3) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission
merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii)  Engaging in any type of business
practice; or

                                    (iii) Engaging in any activity in
connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                           (4) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                           (5) a finding by a court of competent jurisdiction
in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (6) a finding by a court of competent jurisdiction
in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed suspended or vacated.

                  (t) Pinoak has no pension plan, profit sharing or similar employee benefit plan.

                  (u) Except for the consent and approval of the shareholders of Pinoak, Pinoak and NPRI and the filing of the Certificate of Merger, and the effectiveness of the Registration Statement, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Pinoak of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

                  (v) None of the information supplied or to be supplied by or about Pinoak for inclusion in the Post-Effective Amendment to be furnished to Pinoak shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (w) The execution and delivery by Pinoak of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Pinoak will not conflict with, result in a breach of or constitute default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which Pinoakis now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of Pinoak, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Pinoak or any of its business or properties.

         4. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At and after the Effective Time, NPRI, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the constituent corporations; all debts due to either of the constituent corporations on whatever account shall be vested in NPRI; all claims, demands, property, rights, privileges, powers, and franchises and every other interest of either of the constituent corporations shall be as effectively the property of NPRI as they were of the respective constituent corporations; the title to any real estate by deed or otherwise in either of the constituent corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in NPRI; all rights of creditors and all liens upon any property of either of the constituent corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; all debts, liabilities, and duties of the respective constituent corporations shall thenceforth attach to NPRI and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and NPRI shall indemnify and hold harmless Pinoak and the officers and directors of each of the constituent corporations against all such debts, liabilities, and duties and against all claims and demands arising out of the Merger. At and after the Effective Time, Pinoak shall continue to indemnify all prior officers and directors of Pinoak to the maximum extent permitted by the Certificate of Incorporation and Bylaws of Pinoak. To the extent the Surviving Corporation obtains insurance covering its officers and directors, then it will maintain such coverage for the present officers and directors of Pinoak for a period of five years from and after the Effective Time, if and to the extent that maintaining such coverage does not in management's reasonable discretion result in material additional expense to NPRI.

         5. REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and (ii) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Each of NPRI and Pinoak shall give prompt notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of such party to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 8 or 9 could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6. FURTHER ASSURANCES OF TITLE. As and when requested by NPRI or by its successors or assigns, Pinoak shall execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as NPRI may deem necessary or desirable in order to invest in and confirm to NPRI title to and possession of its property acquired by NPRI by reason or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of Pinoak and NPRI are fully authorized in the name of Pinoak, NPRI or otherwise to take any and all such action.

         7. CONDITIONS TO OBLIGATIONS TO PINOAK. The obligation of NPRI to consummate the Merger is subject to satisfaction of the following conditions prior to the Effective Time:

                  (a) That the shareholders of NPRI, at a meeting of its shareholders duly called and held, shall have approved the Merger and all other Shareholder Matters, all subject to the consummation of the Merger.

                  (b) NPRI shall have delivered to Pinoak audited financial statements as at and for the period ended June 30, 2003 and such financial statements shall evidence no NPRI Material Adverse Change from the date of NPRI Financial Statements. Except as disclosed in or as contemplated by this

Agreement or in the NPRI Schedule, that no material adverse change in the aggregate shall have occurred in the consolidated financial condition of NPRI since June 30, 2003.

                  (c) That NPRI shall have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with, and that the representations and warranties made by NPRI in this Agreement are true and correct in all material respects, both when made and as of the Effective Time subject to NPRI making such modifications to the NPRI Disclosure Schedule as may be necessary provided that no such modification shall constitute an NPRI Material Adverse Effect.

                  (d) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of NPRI, including by written consent of the shareholders of NPRI, and that corporate votes and resolutions to that effect in form and substance reasonably satisfactory to Pinoak and its counsel have been delivered to Pinoak.

         Compliance with the provisions of subparagraphs (a) through (d) of this paragraph shall be evidenced by the certificate of the President and Secretary of NPRI and the certificate of the President and Secretary of NPRI to be delivered at Closing.

         8. CONDITIONS TO OBLIGATIONS TO NPRI. The obligations of Pinoak to consummate the Merger are subject to satisfaction of the following conditions prior to the Effective Time:

                  (a) That the shareholders of Pinoak, at a meeting of its shareholders duly called and held, shall have approved the Merger and all other Shareholder Matters, all subject to the consummation of the Merger.

                  (b) That the Merger and all other Shareholder Matters, including without limitation the amendment to Pinoak certificate of incorporation shall have been approved by the shareholders of Pinoak on terms satisfactory to NPRI, all subject to the consummation of the Merger.

                  (c) That Pinoak's Board of Directors and officers shall have resigned seriatim subject to the consummation of the Merger.

                  (d) That no material transactions shall have been entered into by Pinoak other than transactions in the ordinary course of business since June 30, 20032, other than as referred to in this Agreement, except with the prior written consent of NPRI.

                  (e) That no material adverse change shall have occurred in the financial condition of either Pinoak since June 30, 2003, other than as referred to in this Agreement.

                  (f) That Pinoak shall each have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with and that the representations and warranties made by Pinoak are true and correct in all material respects, both when made and as of the Effective Time.

                  (g) That Pinoak shall have complied with all applicable provisions of Rule 419 under the Securities Act, including the effectiveness of the Post-Effective Amendment with the Commission and the circulation of a reconfirmation offer to each original investor in Pinoak.

                  (h) That the SEC shall have declared the Post-Effective Amendment effective, no stop order suspending the effectiveness of the Post-Effective Amendment or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the prospectus included therein, shall have been initiated or threatened in writing by the SEC.

         Compliance with the provisions of subparagraphs (a) through (h) of this paragraph shall be evidenced by the certificate of the President and Secretary of Pinoak and the certificate of the President and Secretary of Pinoak to be delivered at Closing.

          9. ABANDONMENT. This Agreement and the Merger may be abandoned (a) by NPRI, on the one hand, or Pinoak, on the other hand, acting by their respective Boards of Directors, in the event of the failure at the Closing of any condition in favor of such party to which the consummation of the Merger is subject, or (b) by the mutual consent of the parties, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Time. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect hereof, there shall be no further liability or obligation hereunder on the part of any of the parties, their respective Boards of Directors or any other party to this Agreement.

         10. CLOSING OR TERMINATION.
             ----------------------

                  (a) In the event the Closing of this Agreement shall not take place by October 24, 2003, then any party shall have the right to terminate this Agreement in which event no party shall have any further right or obligation as against any other, except as set forth in Section 11(b).

         11. DELIVERY OF CORPORATE PROCEEDINGS OF PINOAK. At the Closing, Pinoak shall deliver to NPRI's counsel the originals or certified copies of all of the corporate proceedings of Pinoak, duly certified by its Secretary, relating to this Agreement.

         12. DELIVERY OF CORPORATE PROCEEDINGS OF NPRI. At the Closing, NPRI shall deliver to Pinoak's counsel the originals of all of the corporate proceedings of NPRI, duly certified by its Secretary, relating to this Agreement.

         13. FURTHER AGREEMENTS; 1934 ACT REPORTING. Within 15 days after the Effective Time, NPRI, the surviving company, shall file an appropriate Form 8-K Current Report with respect to the Merger pursuant to the Securities Exchange Act of 1934, as amended. NPRI, the surviving company, shall thereafter file such audited and other financial statements pursuant to the requirements of Form 8-K, such financial statements to be filed within the time period set forth in Form 8-K.

         14. LIMITATION OF LIABILITY. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement, and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever, and only to the extent expressly referred to herein.

         15. FURTHER INSTRUMENTS AND ACTIONS. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intents and purposes of this Agreement.

         16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without reference to its conflicts of laws principles, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         17. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         18. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 20 shall be void.

         19. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to NPRI:            Nutri Pharmaceuticals Research, Inc.
                                3566 Polaris Avenue, Suite 1
                                Las Vegas, NV  89103
                                Attention:  Godfrey Yew
                                Telephone:  (702) 871-6300


         If to Pinoak:          Pinoak, Inc.
                                10801 E. Grove Street
                                Mesa, AZ  85208
                                Attention:  Rick Jesky
                                Telephone:  (702) 984-8446


         or to such other person or entity or at such other address as any party shall designate by notice to the other in accordance with this Section 19.

         Notices provided in accordance with this Section 19 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required) (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent at any other time, or (iv) three Business Days after deposit in the mail. The term "Business Day" as used in this Section 19 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in Las Vegas, Nevada. Copies of any notices hereunder may be sent by email, but transmission by such means alone shall not constitute delivery of notice under this Section 19.

         20. BINDING AGREEMENT. This Agreement, represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

         22. SEVERABILITY. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.


         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                  Nutri Pharmaceuticals Research, Inc.

                                  By: /s/  Godfrey Yew
                                      -------------------------------------
                                      Godfrey Yew
                                      Chairman and Chief Executive Officer



                                  PINOAK, INC.

                                  By: /s/  Rick Jesky
                                      -------------------------------------
                                  Name:  Rick Jesky
                                  Title: President and Secretary